UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2018

META FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22140	42-1406262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 South Broadband Lane, Sioux Falls, South Dakota 57108

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (605) 782-1767

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 9, 2018, Meta Financial Group, Inc. (the “Company”) and MetaBank, a federally chartered stock savings bank and a wholly-owned subsidiary of the Company (“MetaBank”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Crestmark Bancorp, Inc., a Michigan corporation (“Crestmark”), and Crestmark Bank, a Michigan state-chartered bank and a wholly-owned subsidiary of Crestmark (“Crestmark Bank”). Pursuant to the Merger Agreement, upon the terms and subject to the conditions set forth therein, Crestmark will merge with and into the Company, with the Company as the surviving entity, and, immediately thereafter, pursuant to the terms of a separate merger agreement between MetaBank and Crestmark Bank, Crestmark Bank will merge with and into MetaBank, with MetaBank surviving as the Company’s wholly-owned subsidiary (collectively, the “Merger”). Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock of Crestmark (“Crestmark Common Stock”), no par value per share, issued and outstanding immediately prior to the closing will automatically be converted into the right to receive 2.65 shares of common stock, $0.01 par value per share, of the Company (“Company Common Stock”). In addition, subject to the terms and conditions set forth in the Merger Agreement, immediately prior to the Effective Time, each outstanding option to purchase Crestmark Common Stock (each, a “Crestmark Option”) will be cancelled and converted into the right to receive an amount in cash equal to the product of the number of shares of Crestmark Common Stock underlying such Crestmark Option, multiplied by the excess, if any, of (a) the dollar amount equal to (x) 2.65 multiplied by (y) the average closing price per share of Company Common Stock for the ten trading day period ending five calendar days before the closing of the Merger (the “Per Share Purchase Price”) over (b) the exercise price of such Crestmark Option, less any applicable withholding taxes. Any Crestmark Option with an exercise price that is greater than or equal to the Per Share Purchase Price will be cancelled and of no further force or effect. Giving effect to the Merger, Crestmark’s shareholders would own approximately 25% of the outstanding shares of Company Common Stock. The Merger Agreement was unanimously approved by the boards of directors of each of the Company, MetaBank, Crestmark and Crestmark Bank.

The completion of the Merger is subject to the satisfaction or waiver of certain conditions, including, without limitation: (i) requisite approval of the shareholders of Crestmark to adopt the Merger Agreement and the other transactions contemplated thereby; (ii) requisite approval of the shareholders of the Company to (x) adopt the Merger Agreement and the other transactions contemplated thereby and (y) approve the issuance of the shares of Company Common Stock issuable in the Merger pursuant to the Merger Agreement ((i) and (ii) are collectively referred to as the “Shareholder Approvals”); (iii) third party and regulatory approvals, including regulatory approvals from the Board of Governors of the Federal Reserve System, the Office of the Comptroller of Currency and the Office of Banking for the Michigan Department of Insurance and Financial Services; (iv) the approval to list the shares of Company Common Stock issuable in the Merger pursuant to the Merger Agreement on the NASDAQ Global Select Market; and (v) effectiveness of the registration statement on Form S-4 used to register the shares of Company Common Stock issuable in the Merger pursuant to the Merger Agreement. Each of the parties’ obligations to complete the Merger is subject to certain other conditions, including (a) subject to the standards set forth in the Merger Agreement, the accuracy of the representations and warranties of the other parties, (b) compliance of the other parties with their covenants in all material respects; (c) the absence of a Material Adverse Effect (as defined in the Merger Agreement) on the other party; and (d) receipt by such party of an opinion from its counsel to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

Furthermore, the obligation of the Company to complete the Merger is subject to the satisfaction or waiver of certain additional conditions, including, without limitation: (i) the requirement that the adjusted tangible common equity of Crestmark, as determined in accordance with the Merger Agreement, shall not be less than an agreed minimum amount, (ii) no governmental authority shall have imposed a Burdensome Condition (as defined in the Merger Agreement), and (iii) the Company’s shareholders shall have approved an increase in the number of authorized shares of Company Common Stock.

The Merger Agreement contains customary representations, warranties and covenants by each party, including, without limitation, covenants regarding: (i) the conduct of their respective businesses during the period between the execution of the Merger Agreement and the Effective Time, and (ii) the calling and holding of special meetings of shareholders of the Company and Crestmark for the purpose of obtaining the Shareholder Approvals.

Crestmark has also agreed to certain covenants relating to Acquisition Proposals (as defined in the Merger Agreement), which prohibit Crestmark and its subsidiaries from, among other things, (i) initiating, soliciting, knowingly inducing or encouraging or knowingly taking any action to facilitate the making of any inquiry, offer or proposal that would constitute, or would reasonably be expected to lead to, an Acquisition Proposal, (ii) participating in discussions or negotiations with respect to an Acquisition Proposal, (iii) furnishing any non-public information or data relating to Crestmark or its subsidiaries or affording any access to the business, properties, assets, books, records or other non-public information or personnel of Crestmark or its subsidiaries in connection with an Acquisition Proposal or (iv) entering into any agreement, agreement in principle or letter of intent with respect (or otherwise relating) to any Acquisition Proposal. Notwithstanding the foregoing, and subject to Crestmark’s compliance with the terms of the Merger Agreement, these restrictions are subject to a “fiduciary-out” provision that permits Crestmark to provide information to and participate in discussions or negotiations with any third party in respect of an unsolicited Acquisition Proposal if Crestmark’s board of directors reasonably determines in good faith that (a) such Acquisition Proposal either constitutes, or is reasonably likely to lead to, a Superior Proposal (as defined in the Merger Agreement) and (b) the failure to take such action would be inconsistent with Crestmark’s board of directors to its shareholders under applicable law.

The Merger Agreement may be terminated by mutual written consent of the parties. The Merger Agreement also contains certain other termination rights, including, among others, the right of the Company or Crestmark to terminate if (i) the Merger shall not have become effective on or before June 30, 2018, as may be extended automatically for two months in order to obtain regulatory approvals, (ii) the consummation of the Merger has been enjoined or prohibited by any governmental authority, (iii) the Shareholder Approvals are not obtained, or (iv) the other party breaches such party’s representations and covenants and such breach would result in the closing conditions relating to the truth and completeness of such party’s representations and warranties and the performance and compliance with its covenants not being satisfied.

The Merger Agreement further provides that upon termination of the Merger Agreement, under specified circumstances, (i) Crestmark may be required to pay the Company a termination fee of $10 million, or (ii) the Company may be required to pay Crestmark a termination fee of $10 million.

In connection with the execution of the Merger Agreement, certain of Crestmark’s directors and senior executives and holders of Crestmark Common Stock, representing an aggregate of approximately 34% of Crestmark Common Stock, have entered into voting agreements with the Company pursuant to which, among other things, each such Crestmark shareholder agreed to vote their shares of Crestmark Common Stock in favor of the Merger Agreement and the transactions contemplated thereby at the special meeting of Crestmark’s shareholders in connection with the Merger.

In addition, pursuant to the terms of the Merger Agreement, Meta has agreed that, effective as of the Effective Time, each of W. David Tull, Crestmark’s Chairman and Chief Executive Officer, and one additional individual, designated jointly by the Company and Crestmark, will be appointed to the board of directors of each of the Company and MetaBank, increasing the total number of directors of the Company to nine directors.

In connection with the parties’ execution and delivery of the Merger Agreement, MetaBank entered into an employment agreement with Michael Goik, Crestmark Bank’s current President and Chief Operating Officer (the “Employment Agreement”), pursuant to which Mr. Goik will serve as Executive Vice President and President of the Crestmark division of MetaBank as of the Closing Date (as defined in the Merger Agreement). The Employment Agreement will have an initial three-year term (the “Initial Term”), which will commence upon the Closing Date, and provides for a one year extension on each anniversary of the expiration of Initial Term or any subsequent renewal term, unless earlier terminated in accordance with the terms of the Employment Agreement. The Employment Agreement entitles Mr. Goik to an annual base salary equal to $435,000 (subject to annual review and adjustment by the MetaBank board of directors). The Employment Agreement also provides for incentive compensation opportunities that are performance based and consist of the Company’s customary bonus program and incentives based upon Mr. Goik’s base salary. In addition, pursuant to the Employment Agreement, Mr. Goik will receive a $2.20 million signing bonus that is payable within thirty (30) days following the Closing Date. Mr. Goik will be entitled to participate in all MetaBank benefit plans, programs and arrangements that are commensurate with Mr. Goik’s position and responsibilities. Additionally, MetaBank will provide Mr. Goik substantially similar perquisites, in the aggregate, as he received as an officer of Crestmark Bank immediately prior to the Closing Date. Pursuant to, and subject to the conditions set forth in, the Employment Agreement, Mr. Goik and the Company will enter into a Restricted Stock Agreement as of the Closing Date with respect to an award of a number of restricted shares of Company Common Stock to be agreed upon by the parties but not to exceed a total value of $3.8 million as of the Closing Date of the Merger (the “Initial Equity Award”), which will be subject to certain vesting conditions.

In the event Mr. Goik’s employment is terminated due to death, Disability, without Cause or for Good Reason (each as defined in the Employment Agreement), Mr. Goik (or his estate or beneficiaries, as the case may be) will be entitled to (i) receive his base salary through the effective date of termination and any earned but unpaid bonus for any completed fiscal year, and (ii) subject to execution of a release of claims Mr. Goik may have against the Company and its affiliates, (A) continued payment of Mr. Goik’s base salary (as in effect as of the termination date) for two years following his termination (his “Base Salary”), (B) a pro-rata portion of the annual bonus payment for the year of the termination based on actual performance, (C) payment of the premiums required to continue health care coverage for up to 18 months, and (D) acceleration of the Initial Equity Award. In the event Mr. Goik’s employment is terminated by the Company within 12 months following a Change of Control (as defined in the Employment Agreement), due to death, Disability, without Cause or for Good Reason, Mr. Goik will be eligible to receive his Base Salary in a lump sum payment and the payments in (B)-(D) above and any accrued amounts (as noted in (i) above) will be paid at the same rate and form as noted above. In addition, the Employment Agreement provides for a 24-month non-solicitation period (both employees and business relationships) and a 24-month non-compete requirement in addition to other restrictive covenants. The Employment Agreement also provides for clawback of compensation paid to Mr. Goik under certain circumstances.

A copy of the Merger Agreement is attached as Exhibit 2.1 to this report, and a copy of a form of voting agreement is attached hereto as Exhibit 10.1, and each is incorporated herein by reference. The foregoing descriptions of the Merger Agreement and the voting agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement and the voting agreements.

The Merger Agreement is attached to this Current Report on Form 8-K to provide Company shareholders with information regarding the terms of the Merger Agreement and the transactions contemplated thereby and is not intended to modify or supplement any factual disclosures about the Company in the Company’s public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). In particular, the Merger Agreement and the above summary of its terms are not intended to be, and should not be relied upon as, disclosures regarding any facts or circumstances relating to the Company, MetaBank, Crestmark, Crestmark Bank, their respective subsidiaries and affiliates or any other party. The representations, warranties and covenants contained in the Merger Agreement have been negotiated only for the purpose of the Merger Agreement and are intended solely for the benefit of the parties thereto. In many cases, these representations, warranties and covenants are subject to limitations agreed upon by the parties and are qualified by certain supplemental disclosures provided by the parties to one another in connection with the execution of the Merger Agreement. Furthermore, many of the representations and warranties in the Merger Agreement are the result of a negotiated allocation of contractual risk among the parties to the Merger Agreement and, taken in isolation, do not necessarily reflect facts about the Company, MetaBank, Crestmark, Crestmark Bank, their respective subsidiaries and affiliates or any other party. Likewise, any references to materiality contained in the representations and warranties may not correspond to concepts of materiality applicable to investors or shareholders. Accordingly, investors should read the Merger Agreement in conjunction with the other information about the Company that it includes in reports, statements and other filings it makes with the SEC. Finally, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and any such changes may not be fully reflected in the Company’s public disclosures.

Item 8.01	Other Events.

On January 9, 2018, the Company issued a press release relating to the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Also on January 9, 2018, J. Tyler Haahr, Chairman and CEO of the Company, issued a communication to employees of the Company regarding the Merger. A copy of the communication to employees is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Beginning on January 9, 2018, the Company is making available frequently asked questions regarding the Merger, a copy of which is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Beginning on January 9, 2018, the Company made available an investor presentation regarding the Merger, a copy of which is attached hereto as Exhibit 99.4 and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements include, among others, statements regarding the potential benefits of, and other expectations for the combined company giving effect to, the Merger, including, but not limited to, anticipated synergies of the combined businesses, the possibility that the transaction will facilitate the Company’s growth through complementary product and service offerings, the anticipated addition of persons to the Company’s Board of Directors and executive management team, and the expected timetable for completing the transaction. The potential risks, uncertainties and other factors that could cause actual results to differ from those projected include, among other things, the risk that the transaction may not occur on a timely basis or at all; the parties’ ability to obtain regulatory approvals and the Shareholder Approvals, and otherwise satisfy the other conditions to closing, on a timely basis or at all; the risk that the businesses of the Company and MetaBank, on the one hand, and Crestmark and Crestmark Bank, on the other hand, may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; the expected growth opportunities, beneficial synergies and/or operating efficiencies from the proposed transaction may not be fully realized or may take longer to realize than expected; customer losses and business disruption following the announcement or consummation of the proposed transaction; adverse effects on relationships with employees; potential litigation relating to the proposed merger transaction; and the risk that the Company may incur unanticipated or unknown losses or liabilities if it completes the proposed transaction with Crestmark and Crestmark Bank. These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the joint proxy statement/prospectus that will be included in the registration statement on Form S-4 that will be filed with the SEC in connection with the proposed transaction.

The foregoing list of factors is not exclusive. We caution you not to place undue reliance on these forward-looking statements. The forward-looking statements included herein speak only as of the date hereof. Additional discussions of factors affecting the Company’s business and prospects are reflected under the caption “Risk Factors” and in other sections of the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended September 30, 2017, and in other filings made with the SEC. The Company expressly disclaims any intent or obligation to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries, whether as a result of new information, changed circumstances or future events, or for any other reason.

No Offer or Solicitation

The information contained herein does not and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities in connection with the proposed merger shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information

In connection with the proposed merger transaction, the Company intends to file a registration statement on Form S-4 with the SEC, which will include a joint proxy statement of the Company and Crestmark, which will also constitute a prospectus of the Company, that the Company and Crestmark will send to their respective shareholders. Before making any voting or investment decision, investors and security holders of the Company and Crestmark are urged to carefully read the entire registration statement and proxy statement/prospectus as well as any amendments or supplements to these documents and any other relevant materials, when they become available, because they will contain important information about the proposed transaction. When filed, investors and security holders will be able to obtain the registration statement and the proxy statement/prospectus free of charge from the SEC’s website at www.sec.gov or from the Company by sending a request to Meta Financial Group, Inc., 5501 S. Broadband Lane, Sioux Falls, SD 57108; Attention: Investor Relations. In addition, copies of the proxy statement/prospectus, when available, will be provided free of charge by the Company to its shareholders.

Participants in this Transaction

The Company, Crestmark and certain of their respective directors and executive officers may be deemed under the rules of the SEC to be participants in the solicitation of proxies from the respective shareholders of the Company and Crestmark in connection with the proposed merger transaction. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the joint proxy statement/prospectus regarding the proposed transaction when it becomes available. Additional information about the Company and its directors and officers may be found in the definitive proxy statement of the Company relating to its 2018 Annual Meeting of Stockholders filed with the SEC on December 4, 2017 and the Company’s annual report on Form 10-K for the year ended September 30, 2017 filed with the SEC on November 29, 2017. The definitive proxy statement and annual report on Form 10-K can be obtained free of charge from the SEC’s website at www.sec.gov.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of January 9, 2018, by and among Meta Financial Group, Inc., MetaBank, Crestmark Bancorp, Inc. and Crestmark Bank. The schedules and certain exhibits to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K but will be provided supplementally to the Securities and Exchange Commission upon request.

10.1	Form of Voting Agreement.

99.1	Press Release of Meta Financial Group, Inc., dated January 9, 2018.

99.2	Communication to employees of Meta Financial Group, Inc., dated January 9, 2018.

99.3	Meta Financial Group, Inc. FAQs.

99.4	Investor Presentation of Meta Financial Group, Inc., dated January 9, 2018.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of January 9, 2018, by and among Meta Financial Group, Inc., MetaBank, Crestmark Bancorp, Inc. and Crestmark Bank. The schedules and certain exhibits to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K but will be provided supplementally to the Securities and Exchange Commission upon request.

10.1	Form of Voting Agreement.

99.1	Press Release of Meta Financial Group, Inc., dated January 9, 2018.

99.2	Communication to employees of Meta Financial Group, Inc., dated January 9, 2018.

99.3	Meta Financial Group, Inc. FAQs.

99.4	Investor Presentation of Meta Financial Group, Inc., dated January 9, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META FINANCIAL GROUP, INC.

Date: January 9, 2018	By:	/s/ Glen W. Herrick
Glen W. Herrick
Executive Vice President, Chief Financial Officer and Secretary